Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Richard P. Cleys
VP and CFO
ScanSource, Inc.
(864) 286-4358

SCANSOURCE REPORTS THIRD QUARTER RESULTS

* Third quarter sales increase 4% to $514.4 million

GREENVILLE, SC—April 24, 2008—ScanSource, Inc. (Nasdaq:SCSC), a leading international distributor of AIDC (automatic identification and data capture), point of sale, communications and electronic security products for the reseller market, today announced complete financial results for its third quarter ended March 31, 2008.

QE 3/31/08 capsule:

Net sales	$514.4 million
Net income	$11.0 million
Diluted EPS	$0.42 per share

“We were disappointed with our results for the quarter primarily due to a significant drop in our Catalyst Telecom communications business. In addition, our international segment’s revenue grew at a slower rate than expected and our gross profit margins dropped considerably,” said Mike Baur, CEO of ScanSource, Inc. “However, our North America barcoding and point-of-sale business, ScanSource Security, and ScanSource Communications had good sales growth and market share gains in the March quarter.”

ScanSource Reports Third Quarter Results

For the quarter ended March 31, 2008, net sales increased 4% to $514.4 million compared to $492.7 million for the quarter ended March 31, 2007. Quarterly operating income increased 10% to $19.0 million from $17.2 million for the comparable quarter in 2007. Our effective tax rate for the quarter was 38.8% compared to 34.6% for the prior year. Net income increased 10% to $11.0 million for the quarter ended March 31, 2008 versus $10.1 million for the quarter ended March 31, 2007. Diluted earnings per share increased 11% to $0.42 per share compared to $0.38 in the prior year quarter.

The comparable prior year quarter and fiscal year-to-date periods were impacted by expenditures related to our Special Committee’s review of the Company’s stock option grant practices and related matters. Such expenses were immaterial in the current quarter which coincides with the completion of the United States Securities and Exchange Commission’s investigation of the Company’s historical stock option grant practices, as previously announced in a press release dated January 24, 2008. When adjusted to exclude legal and accounting costs of third party providers relating to this review for the comparable period, net income was $11.0 million for the quarter ended March 31, 2008 versus $12.0 million for the quarter ended March 31, 2007, a decrease of 8%, and diluted earnings per share decreased 9% to $0.42 per share compared to $0.46 per share in the prior year quarter. Supplemental schedules have been included to show this reconciliation for the quarter and year-to-date periods ended March 31, 2008 and 2007.

Forecast for Next Quarter

The Company announced its revenue forecast for the fourth quarter of fiscal 2008. ScanSource expects net revenues for the June 2008 quarter could range from $540 million to $560 million.

ScanSource Reports Third Quarter Results

Safe Harbor Statement

This news release contains comments that are “forward looking” statements that involve risks and uncertainties; these statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Any number of important factors could cause actual results to differ materially from anticipated results. For more information concerning factors that could cause actual results to differ from anticipated results, see the Company’s annual report on Form 10-K for the year ended June 30, 2007 filed with the Securities and Exchange Commission.

About ScanSource

ScanSource, Inc. {NASDAQ:SCSC} is a leading international distributor of specialty technology products. The Company markets specialty technologies through four sales units: ScanSource POS and Barcoding [automatic identification and data capture (AIDC) and point-of-sale (POS) products]; Catalyst Telecom (Avaya communications products); ScanSource Communications (video conferencing, telephony and communications products); and ScanSource Security (electronic security products).

ScanSource, Inc. serves the North America, Latin America and Europe markets. Founded in 1992, the company ranks #901 on the Fortune 1000. For more information, call the toll-free sales telephone number at 800.944.2432 or visit www.scansourceinc.com.

ScanSource Reports Third Quarter Results

SCANSOURCE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2008 (unaudited)	June 30, 2007 *
Assets
Current Assets
Cash and cash equivalents	$5,973	$1,864
Trade & notes receivable, net	337,662	349,961
Other receivables	10,371	6,755
Inventories	296,883	272,012
Prepaid expenses and other assets	4,886	10,444
Deferred income taxes	12,519	12,102

Total current assets	668,294	653,138
Property and equipment, net	22,633	26,781
Goodwill	29,909	29,361
Other assets, including identifiable intangible assets	30,820	29,168

Total assets	$751,656	$738,448

Liabilities and Shareholders’ Equity
Current Liabilities
Current portion of long-term debt	$—	$200
Short-term borrowings	1,266	3,490
Trade accounts payable	222,151	256,883
Accrued expenses and other liabilities	42,775	39,610

Total current liabilities	266,192	300,183
Long-term debt	28,888	17,216
Borrowings under revolving credit facility	69,499	90,314
Other long-term liabilities	8,102	5,475

Total liabilities	372,681	413,188

Minority interest	—	516

Shareholders’ Equity
Common stock	94,273	83,653
Retained earnings	275,667	234,502
Accumulated other comprehensive income	9,035	6,589

Total shareholders’ equity	378,975	324,744

Total liabilities and shareholders’ equity	$751,656	$738,448

*	Derived from audited financial statements at June 30, 2007.

ScanSource Reports Third Quarter Results

SCANSOURCE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENTS (UNAUDITED)

(In thousands, except per share data)

	Quarter ended March 31,		Nine months ended March 31,
	2008	2007	2008	2007
Net sales	$514,420	$492,678	$1,621,455	$1,462,642
Cost of goods sold	462,701	441,641	1,452,435	1,306,990

Gross profit	51,719	51,037	169,020	155,652

Selling, general and administrative expenses	32,723	33,795	99,238	101,014

Operating income	18,996	17,242	69,782	54,638
Other expense (income):
Interest expense	1,097	1,939	4,496	5,464
Interest income	(401)	(246)	(1,108)	(529)
Other expense (income)	286	141	(118)	(420)

Other expense, net	982	1,834	3,270	4,515

Income before income taxes and minority interest	18,014	15,408	66,512	50,123
Provision for income taxes	6,986	5,326	25,347	18,743

Income before minority interest	11,028	10,082	41,165	31,380
Minority interest in income of consolidated subsidiaries, net of income taxes	—	11	—	57

Net income	$11,028	$10,071	$41,165	$31,323

Per share data:
Net income per common share, basic	$0.42	$0.39	$1.59	$1.22

Weighted-average shares outstanding, basic	26,038	25,770	25,934	25,749

Net income per common share, assuming dilution	$0.42	$0.38	$1.56	$1.19

Weighted-average shares outstanding, assuming dilution	26,423	26,194	26,325	26,213

ScanSource Reports Third Quarter Results

SCANSOURCE, INC. AND SUBSIDIARIES

RECONCILIATION OF NON GAAP INCOME (UNAUDITED)

(In thousands, except per share data)

	Quarter ended March 31, 2008			Quarter ended March 31, 2007
	GAAP	Special Committee Costs	Non-GAAP	GAAP	Special Committee Costs	Non-GAAP
Net sales	$514,420	$—	$514,420	$492,678	$—	$492,678
Cost of goods sold	462,701	—	462,701	441,641	—	441,641

Gross profit	51,719	—	51,719	51,037	—	51,037

Selling, general and administrative expenses	32,723	—	32,723	33,795	(2,972)	30,823

Operating income	18,996	—	18,996	17,242	2,972	20,214
Other expense (income):
Interest expense	1,097	—	1,097	1,939	—	1,939
Interest income	(401)	—	(401)	(246)	—	(246)
Other expense	286	—	286	141	—	141

Other expense, net	982	—	982	1,834	—	1,834

Income before income taxes and minority interest	18,014	—	18,014	15,408	2,972	18,380
Provision for income taxes	6,986	—	6,986	5,326	1,028	6,354

Income before minority interest	11,028	—	11,028	10,082	1,944	12,026
Minority interest in income of consolidated subsidiaries, net of income taxes	—	—	—	11	—	11

Net income	$11,028	$—	$11,028	$10,071	$1,944	$12,015

Per share data:
Net income per common share, basic	$0.42	$—	$0.42	$0.39	$0.08	$0.47

Weighted-average shares outstanding, basic	26,038		26,038	25,770		25,770

Net income per common share, assuming dilution	$0.42	$—	$0.42	$0.38	$0.08	$0.46

Weighted-average shares outstanding, assuming dilution	26,423		26,423	26,194		26,194

To provide the reader more comparable information regarding the Company’s quarterly operating results, the above schedule shows the impact on earnings had the Company not incurred the additional external costs related to the Special Committee and related matters, in the quarterly periods indicated. These amounts consist primarily of legal and accounting costs of third party providers. For internal operating measurements, these costs are charged to the Company’s corporate overhead and are not allocated to product lines.

ScanSource Reports Third Quarter Results

SCANSOURCE, INC. AND SUBSIDIARIES

RECONCILIATION OF NON GAAP INCOME (UNAUDITED)

(In thousands, except per share data)

	Nine months ended March 31, 2008			Nine months ended March 31, 2007
	GAAP	Special Committee Costs	Non-GAAP	GAAP	Special Committee Costs	Non-GAAP
Net sales	$1,621,455	$—	$1,621,455	$1,462,642	$—	$1,462,642
Cost of goods sold	1,452,435	—	1,452,435	1,306,990	—	1,306,990

Gross profit	169,020	—	169,020	155,652	—	155,652

Selling, general and administrative expenses	99,238	(1,011)	98,227	101,014	(7,872)	93,142

Operating income	69,782	1,011	70,793	54,638	7,872	62,510
Other expense (income):
Interest expense	4,496	—	4,496	5,464	—	5,464
Interest income	(1,108)	—	(1,108)	(529)	—	(529)
Other (income)	(118)	—	(118)	(420)	—	(420)

Other expense, net	3,270	—	3,270	4,515	—	4,515

Income before income taxes and minority interest	66,512	1,011	67,523	50,123	7,872	57,995
Provision for income taxes	25,347	385	25,732	18,743	2,944	21,687

Income before minority interest	41,165	626	41,791	31,380	4,928	36,308
Minority interest in income of consolidated subsidiaries, net of income taxes	—	—	—	57	—	57

Net income	$41,165	$626	$41,791	$31,323	$4,928	$36,251

Per share data:
Net income per common share, basic	$1.59	$0.02	$1.61	$1.22	$0.19	$1.41

Weighted-average shares outstanding, basic	25,934		25,934	25,749		25,749

Net income per common share, assuming dilution	$1.56	$0.03	$1.59	$1.19	$0.19	$1.38

Weighted-average shares outstanding, assuming dilution	26,325		26,325	26,213		26,213

To provide the reader more comparable information regarding the Company’s year-to-date operating results, the above schedule shows the impact on earnings had the Company not incurred the additional external costs related to the Special Committee and related matters, in the year-to-date periods indicated. These amounts consist primarily of legal and accounting costs of third party providers. For internal operating measurements, these costs are charged to the Company’s corporate overhead and are not allocated to product lines.